Exhibit 3.18

	Articles of Organization Limited-Liability Company (PURSUANT TO NRS __) STATE OF NEVADA Secretary of State	Filing fee: $125 Receipt#:
LLC 1272-98
(For filing office use)		(For filing office use)
Eligible
——W HELLER, SECRETARY	IMPORTANT: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1.	Name of Limited Liability Company: LifeCare Investments, L.L.C.

2.	Dissolution Date (latest date upon which the company is to dissolve): December 31, 2015

3.	Resident Agent: (designated resident agent and the STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: THE CORPORATION TRUST COMPANY OF NEVADA

Street Address:	One East First Street		Reno, Nevada	89501
	Street No.	Street Name	City	Zip

Mailing Address (if different):

4.	Right of remaining members of the company to continue the business on the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or occurrence of any other event which terminates the continued membership of a member in the company: ☒ YES ☐ NO

5.	Management: The company shall be managed by ☒ manager(s) OR members

Names and addresses of manager(s) or members: (attach additional pages if necessary)

1. See 1 in Addendum

2.

If managed by members, members may contract debts on behalf of the company ☐  YES    ☐  NO

6.	Other matters: This form includes the minimal statutory requirements to organize under NRS 86. Please attach any other information deemed appropriate. Number of pages attached 0.

7.	Signature of organizer(s): The name(s) and address(es) of the organizer(s) executing the articles:

(Signatures must be notarized) (attach additional pages if there are more than two organizers)

[SEAL]	MARY WEBB Notary Public State of Texas Commission Expires 10-2-99

vivianne Jones		/s/ Mary Webb
Name (Print)		Name (Print) Notary

350 N. ST. Paul, Ste. 2900, Dallas, Texas
Address	City/State/Zip	Address	City/State/Zip

[Signature Appears Here]	3/9/98	[Signature Appears Here]
Signature	Date	Signature	Date

8.	Certificate of acceptance of appointment of resident agent:

THE CORPORATION TRUST COMPANY OF NEVADA hereby accepts appointment as resident agent for the above named limited-liability company.

[Signature Appears Here]	3/9/98	[SEAL]	MARY WEBB	March 9, 1998
Signature of resident agent	Special Assist. Secty		Notary Public	Date
State of Texas
Commission Expires 10-2-99

Addendum

1.	- David B. LeBlanc, 504 Texas Street, Ste. 600, Shreveport, LA 71101

- John F. George Jr., 504 Texas Street, Ste. 600, Shreveport, LA 71101

- Jimmie Stapleton, 504 Texas Street, Ste. 600, Shreveport, LA 71101

1 OF 1

ARTICLES OF MERGER

OF

NEXTCARE ONE, LTD.

(a Texas limited partnership)

WITH AND INTO

LIFECARE INVESTMENTS, L.L.C.

(a Nevada limited liability company)

THESE ARTICLES OF MERGER are submitted for the purpose of effecting the merger of NEXTCARE ONE LTD., a Texas limited partnership (the “Merged Entity”), with and into LIFECARE INVESTMENTS, L.L.C., a Nevada limited liability company (the “Surviving Entity”). Pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes (the “NRS”), the undersigned foreign limited partnership and domestic limited liability company adopt the following Articles of Merger.

1. LifeCare Holdings, Inc., a Delaware corporation (“LCH”), is the sole member of the Surviving Entity.

2. LifeCare Management Services, L.L.C., a Louisiana limited liability company is the sole manager of the Surviving Entity.

3. The Surviving Entity owns one percent (1%) interest in the Merged Entity as a limited partner.

4. LCH owns thirty-four percent (34%) interest in the Merged Entity as a limited partner and sixty-five percent (65%) interest in the Merged Entity as a general partner.

5. An Agreement and Plan of Merger (the “Plan”) has been unanimously approved and adopted via written consent by each of (i) the limited partners and sole general partner of the Merged Entity and (ii) the sole member and sole manager of the Surviving Entity.

6. As to each of the Merged Entity and the Surviving Entity, the Plan was duly authorized by all action required by the laws under which it was formed or organized or by as constituent documents.

7. A copy of the executed Plan in on file at the place of business of the Surviving Entity which is located at 2385 E. Prater, Suite 101, Sparks, Nevada, 89434. A copy of the Plan will be furnished by the Surviving Entity, on request and without cost, to any person holding an interest in the Surviving Entity or the Merged Entity.

8. The names of the entities participating in the merger and the states under the laws of which they are organized are as follows:

Name	State
NextCARE One, Ltd.	Texas
LifeCare Investments, L.L.C.	Nevada

9. The laws of the States of Nevada and Texas permit such a merger.

10. The Merged Entity and the Surviving Entity have each complied with the respective laws under which they were formed or organized concerning this merger.

11. The Surviving Entity will be responsible for the payment of all fees and franchise taxes, if any, of the Merged Entity and will be obligated to pay any fees and franchise taxes if the same are not timely paid.

12. The merger shall be effective as of 11:59 p.m., December 31, 2001.

(SIGNATURES BEGIN ON NEXT PAGE)

ARTICLES OF MERGER	PAGE 2

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the 21st day of December, 2001, by David B.LeBlanc, President of LifeCare Holdings, Inc., a Delaware corporation, in its capacity as the sole general partner of NextCARE One, Ltd., a Texas limited partnership.

[SEAL]	VICKIE S. MARTIN	/s/ Vickie S. Martin
	Notary Public State of Texas	Notary Public in and for the
	My Commission Expires	State of Texas
April 08, 2004

Vickie S. Martin
Printed or Typed Name of Notary
MY COMMISSION EXPIRES:

ARTICLES OF MERGER	PAGE 4

IN WITNESS WHEREOF, these Articles of Merger have been duly executed as of the 21st day of December, 2001, and is being filed in accordance with Chapter 92A of the NRS by an authorized signatory of each of the Surviving Entity and the Merged Entity.

SURVIVING ENTITY:

LIFECARE INVESTMENTS, L.L.C., a Nevada limited liability company

By:	LIFECARE MANAGEMENT SERVICES, L.L.C., a Louisiana limited liability company, its Sole Manager

By:	/s/ David B. LeBlanc
David B. LeBlanc, President

MERGED ENTITY:

NEXTCARE ONE, LTD., a Texas limited partnership

By:	LIFECARE HOLDINGS, INC., a Delaware corporation, its Sole General Partner

By:	/s/ David B. LeBlanc
David B. LeBlanc, President

STATE OF TEXAS	§
§
COUNTY OF COLLIN	§

This instrument was acknowledged before me on the 21st day of December, 2001, by David B. LeBlanc, President of LifeCare Management Services, L.L.C., a Louisiana limited liability company, in its capacity as the sole manager of LifeCare Investments, L.L.C., a Nevada limited liability company.

[SEAL]	/s/ Vickie S. Martin
Notary Public in and for the
State of Illegible

Vickie S. Martin
Printed or Typed Name of Notary
MY COMMISSION EXPIRES:

ARTICLES OF MERGER	PAGE 3